Exhibit 5.1

May 3, 2022

Liberty Energy Inc.

950 17th Street, Suite 2400

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel to Liberty Energy Inc., a Delaware corporation (the “Company”), in connection with the offering and sale (the “Offering”) of 14,500,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), by Schlumberger Technology Corporation (the “Selling Stockholder”), pursuant to that certain Underwriting Agreement dated April 29, 2022 (the “Underwriting Agreement”) by and among the Company, Liberty Oilfield Services New HoldCo LLC, and the Selling Stockholder, on one hand, and BofA Securities, Inc. and J.P. Morgan Securities LLC (together, the “Underwriters”), on the other hand.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinion set out below, including (i) the registration statement on Form S-3 (Registration No. 333-264559) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on April 29, 2022; (ii) the prospectus included in the Registration Statement dated April 29, 2022 (the “Base Prospectus”); (iii) the prospectus supplement to the Base Prospectus dated April 29, 2022 (together with the Base Prospectus, the “Prospectus”); (iv) the Underwriting Agreement; (v) the Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company, each as amended to date; (vi) that certain unanimous written consent of the Board of Directors of the Company dated April 25, 2022, related to the filing of the Registration Statement, the authorization and issuance of the Common Stock and related matters; and (vii) the Company’s records and documents, certificates of representatives of the Company and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”).

Haynes and Boone, LLP	2323 Victory Avenue | Suite 700 | Dallas, TX 75219 T: 214.651.5000 | haynesboone.com

Liberty Energy Inc.

May 3, 2022

We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law), other than the Opined on Law or as to the effect of any such other laws on the opinion herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP